ARTHUR ANDERSEN LLP






                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 File Nos. 333-28899, 333-28901, 333-28905, 333-28931 of our Report of Independent Public Accountants dated January 28, 1999 included in the Form 10-K of ITLA Capital Corporation dated March 30, 1999.



                                                /S/ ARTHUR ANDERSEN LLP
                                                Arthur Andersen LLP



Los Angeles, California
March 30, 1999